Exhibit 99.1
For Immediate Release

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations - USA (510) 713-4430
Krista Todd, Sr. Director, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41-(0) 79-292-3499

Logitech Increases Profitability Outlook for Fiscal Year 2015
Following Better-Than-Expected Q3 Results

Retail Sales Momentum Continues with 5 Percent Growth in Constant Currency

NEWARK, Calif. - Jan. 21, 2015 and LAUSANNE, Switzerland, Jan. 22, 2015 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2015.

•	Q3 sales were $634 million, up 1 percent compared to Q3 of the prior year, with retail sales up 2 percent. Excluding the unfavorable impact of currency exchange rates, Q3 retail sales grew 5 percent.

•	Q3 GAAP operating income was $65 million, with GAAP earnings per share (EPS) of $0.38, compared to $0.29 in the same quarter a year ago.

•	Q3 non-GAAP operating income was $76 million, with non-GAAP EPS of $0.41, compared to $0.35 a year ago.

•	Cash flow from operations in the quarter was $76 million. Cash flow from operations for the last twelve months was approximately $232 million, up 86 percent compared to the same period a year ago.
“I’m excited about our strong performance in Q3,” said Bracken P. Darrell, Logitech president and chief executive officer. “We almost doubled sales in Mobile Speakers and also posted healthy growth in PC Gaming and Video Collaboration. Overall, despite the U.S. dollar’s strengthening, our retail sales and profitability continued to grow and we generated robust cash flow. Based on these better-than-expected results and the strength of our product offerings, we have increased our full-year outlook for operating income for the second time this fiscal year.”
Outlook
Despite the unfavorable impact of exchange rates, Logitech increased its profitability outlook for Fiscal Year 2015 from approximately $170 million to approximately $185 million in non-GAAP operating income. The Company adjusted its sales outlook for Fiscal Year 2015 from approximately $2.16 billion to approximately $2.11 billion to reflect the U.S. dollar’s appreciation compared to various other currencies.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q3 FY 2015 on Jan. 22, 2015 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

Use of Non-GAAP Financial Information
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), other restructuring-related charges, investment impairment (recovery), benefit from (provision for) income taxes, one-time special charges and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in foreign currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for Fiscal Year 2015 non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amount has been provided.
About Logitech
Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: the Company’s product offerings, Fiscal Year 2015 revenue and operating income, and currency exchange rates. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates; the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) -Unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2014	2013 (1)	2014	2013 (1)

Net sales	$634,204	$628,719	$1,646,718	$1,638,392
Cost of goods sold	402,921	414,418	1,028,905	1,071,867
Gross profit	231,283	214,301	617,813	566,525
% of net sales	36.5%	34.1%	37.5%	34.6%

Operating expenses:
Marketing and selling	103,307	94,273	290,215	288,817
Research and development	33,616	34,577	97,257	108,589
General and administrative	29,808	31,998	100,957	90,247
Restructuring charges (credit), net	(146)	822	(146)	8,621
Total operating expenses	166,585	161,670	488,283	496,274
Operating income	64,698	52,631	129,530	70,251
Interest income (expense), net	224	(1,022)	837	(862)
Other income (expense), net	(3,016)	1,082	(4,099)	1,361
Income before income taxes	61,906	52,691	126,268	70,750
Provision for (benefit from) income taxes	(878)	4,807	7,718	7,064
Net income	$62,784	$47,884	$118,550	$63,686

Net income per share:
Basic	$0.38	$0.30	$0.73	$0.40
Diluted	$0.38	$0.29	$0.71	$0.39
Shares used to compute net income per share :
Basic	163,533	160,871	163,261	160,051
Diluted	166,321	163,388	166,076	161,509

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	December 31,	March 31,	December 31,
CONSOLIDATED BALANCE SHEETS	2014	2014	2013 (1)

Current assets:
Cash and cash equivalents	$516,613	$469,412	$379,865
Accounts receivable	306,866	182,029	312,947
Inventories	245,740	222,402	259,154
Other current assets	65,613	59,157	61,518
Total current assets	1,134,832	933,000	1,013,484
Non-current assets:
Property, plant and equipment, net	90,777	88,391	92,382
Goodwill	343,437	345,010	345,036
Other intangible assets	2,728	10,529	13,319
Other assets	67,005	74,460	70,459
Total assets	$1,638,779	$1,451,390	$1,534,680

Current liabilities:
Accounts payable	$350,335	$242,815	$325,559
Accrued and other current liabilities	224,650	211,972	236,022
Total current liabilities	574,985	454,787	561,581
Non-current liabilities:	172,880	192,475	199,821
Total liabilities	747,865	647,262	761,402

Total shareholders' equity	890,914	804,128	773,278

Total liabilities and shareholders' equity	$1,638,779	$1,451,390	$1,534,680

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2014	2013 (1)	2014	2013 (1)

Operating activities:
Net income	$62,784	$47,884	$118,550	$63,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,867	10,913	29,559	32,755
Amortization of other intangible assets	2,266	4,472	7,624	14,990
Share-based compensation expense	7,047	8,913	20,046	17,412
Impairment of investments	2,154	38	2,259	568
Loss (gain) on disposal of property, plant and equipment	(34)	1,422	(44)	3,878
Excess tax benefits from share-based compensation	(1,867)	(572)	(2,533)	(572)
Deferred income taxes	(793)	340	(3,151)	(3,561)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(57,465)	(54,566)	(131,026)	(130,871)
Inventories	(3,187)	35,169	(30,171)	13,496
Other assets	(952)	4,173	(6,592)	(2,968)
Accounts payable	51,198	22,830	111,310	61,423
Accrued and other liabilities	5,336	13,374	21,227	40,463
Net cash provided by operating activities	76,354	94,390	137,058	110,699

Investing activities:
Purchases of property, plant and equipment	(9,813)	(9,724)	(34,777)	(34,910)
Investments in privately held companies	—	261	(2,550)	—
Acquisitions, net of cash acquired	—	—	—	(650)
Proceeds from return of investment from strategic investments	—	—	—	261
Purchases of trading investments	(1,233)	(1,685)	(3,463)	(7,831)
Proceeds from sales of trading investments	1,311	1,709	3,856	8,311
Net cash used in investing activities	(9,735)	(9,439)	(36,934)	(34,819)

Financing activities:
Payment of cash dividends	(43,767)	—	(43,767)	(36,123)
Contingent cash payment of acquisition	—	—	(100)	—
Repurchase of ESPP awards	—	—	(1,078)	—
Proceeds from sales of shares upon exercise of options and purchase rights	933	2,330	2,466	8,465
Tax withholdings related to net share settlements of restricted stock units	(6,133)	(2,484)	(7,456)	(2,937)
Excess tax benefits from share-based compensation	1,867	572	2,533	572
Net cash provided by (used in) financing activities	(47,100)	418	(47,402)	(30,023)

Effect of exchange rate changes on cash and cash equivalents	(3,128)	(300)	(5,521)	184
Net increase in cash and cash equivalents	16,391	85,069	47,201	46,041
Cash and cash equivalents, beginning of the period	500,222	294,796	469,412	333,824
Cash and cash equivalents, end of the period	$516,613	$379,865	$516,613	$379,865

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

NET RETAIL SALES BY PRODUCT CATEGORY	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2014	2013 (1)	2014	2013 (1)

Net sales by channel:
Retail	$574,025	$564,221	$1,471,301	$1,442,085
OEM	30,297	34,542	91,323	106,581
Video conferencing	29,882	29,956	84,094	89,726
Total net sales	$634,204	$628,719	$1,646,718	$1,638,392

Net retail sales by product family(*):
PC Gaming	$70,188	$58,173	$164,570	$141,645
Tablet & Other Accessories	55,100	77,009	114,973	150,263
Mobile Speakers	62,264	34,198	139,631	68,032
Growth	187,552	169,380	419,174	359,940
Pointing Devices	141,789	141,757	382,524	387,064
PC Keyboards & Desktops	114,058	108,682	325,299	311,955
Audio-PC &Wearables	58,696	69,021	166,999	195,082
Video	46,682	38,154	118,822	105,740
Remotes	25,116	26,049	56,224	53,950
Profit Maximization	386,341	383,663	1,049,868	1,053,791
Other	132	11,178	2,259	28,354
Non-Strategic	132	11,178	2,259	28,354
Total net retail sales	$574,025	$564,221	$1,471,301	$1,442,085
__________________

* Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2014	2013 (1)	2014	2013 (1)

Gross profit - GAAP	$231,283	$214,301	$617,813	$566,525
Share-based compensation expense	560	672	1,724	1,843
Amortization of other intangible assets	532	2,190	1,626	7,361
Restructuring-related charges	—	—	—	5,194
Gross profit - Non-GAAP	$232,375	$217,163	$621,163	$580,923

Gross margin - GAAP	36.5%	34.1%	37.5%	34.6%
Gross margin - Non-GAAP	36.6%	34.5%	37.7%	35.5%

Operating expenses - GAAP	$166,585	$161,670	$488,283	$496,274
Less: Share-based compensation expense	6,487	8,241	18,322	15,569
Less: Amortization of other intangible assets	1,734	2,282	5,998	7,629
Less: Restructuring charges (credits), net	(146)	822	(146)	8,621
Less: One time special charge	2,520	—	19,520	—
Operating expenses - Non-GAAP	$155,990	$150,325	$444,589	$464,455

% of net sales - GAAP	26.3%	25.7%	29.7%	30.3%
% of net sales - Non - GAAP	24.6%	23.9%	27.0%	28.3%

Operating income - GAAP	$64,698	$52,631	$129,530	$70,251
Share-based compensation expense	7,047	8,913	20,046	17,412
Amortization of other intangible assets	2,266	4,472	7,624	14,990
Restructuring charges (credits), net	(146)	822	(146)	8,621
Restructuring related charges	—	—	—	5,194
One time special charge	2,520	—	19,520	—
Operating income - Non - GAAP	$76,385	$66,838	$176,574	$116,468

% of net sales - GAAP	10.2%	8.4%	7.9%	4.3%
% of net sales - Non - GAAP	12.0%	10.6%	10.7%	7.1%

Net income - GAAP	$62,784	$47,884	$118,550	$63,686
Share-based compensation expense	7,047	8,913	20,046	17,412
Amortization of other intangible assets	2,266	4,472	7,624	14,990
Restructuring related charges	—	—	—	5,194
Restructuring charges (credits), net	(146)	822	(146)	8,621
One time special charge	2,520	—	19,520	—
Investment impairment, net	2,154	38	2,259	568
Provision for income taxes	(8,350)	(4,803)	(12,257)	(10,171)
Net income - Non - GAAP	$68,275	$57,326	$155,596	$100,300

Net income per share:
Diluted - GAAP	$0.38	$0.29	$0.71	$0.39
Diluted - Non - GAAP	$0.41	$0.35	$0.94	$0.62

Shares used to compute net income per share:
Diluted - GAAP and Non GAAP	166,321	163,388	166,076	161,509

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

SHARED BASED COMPENSATION EXPENSE	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2014	2013	2014	2013

Share-based Compensation Expense
Cost of goods sold	$560	$672	$1,724	$1,843
Marketing and selling	2,786	3,057	6,995	5,980
Research and Development	1,066	1,906	2,462	3,840
General and administrative	2,635	3,278	8,865	5,749
Income tax benefit	(1,623)	(168)	(4,720)	(2,343)
Total share-based compensation expense after income taxes	$5,424	$8,745	$15,326	$15,069
__________________

(1) As disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 and in the audited consolidated financial statements contained therein, the Company has revised its financial statements for the fiscal year ended March 31, 2013. The impact of the adjustments also immaterially impact the financial statements for the first three quarters of the fiscal year ended March 31, 2014 as previously included in the Company’s quarterly reports on Form 10-Q for Fiscal 2014. Accordingly, the financial statements for the three and nine months ended December 31, 2013 included in this earning release have been revised.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the three and nine months ended December 31, 2014, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring and restructuring-related charges. These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. Our restructuring initiatives also resulted in other costs related to restructurings not qualifying for inclusion in restructuring charges. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

One-time special charges:  costs related to investigations.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the ongoing formal investigation by the Securities and Exchange Commission.  We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are one-time in nature and not reflective of our ongoing operations.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

In addition, Logitech presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in foreign currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.  Retail sales for the three months ended December 31, 2014 compared to retail sales for the three months ended December 31, 2013 grew 5 percent in constant currency, on a non-GAAP basis, and 2 percent on a GAAP basis, an increase of 3 percentage points due to foreign currency exchange rates.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.